As filed with the Securities and Exchange Commission on June 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beneficient

(Exact name of registrant as specified in its charter)

Nevada	72-1573705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 N. Saint Paul Street Suite 4850 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

THE BENEFICIENT COMPANY GROUP, L.P. 2018 EQUITY INCENTIVE PLAN

(Full title of the plans)

James G. Silk

325 N. Saint Paul Street

Suite 4850

Dallas, Texas 75201

Telephone: (214) 445-4700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2323 Victory Ave, Suite 700

Dallas, TX 75201

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Beneficient, a Nevada corporation (the “Registrant”), successor by way of statutory conversion to The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG”), relating to 8,078,775 shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), issuable upon the settlement of the restricted equity units originally granted by BCG pursuant to The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Plan”). By virtue of the statutory conversion of the Registrant, the Plan shall continue to apply to any outstanding restricted equity units under the Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Class A Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that are issuable to certain of our executive officers and directors, as applicable, being the selling stockholders identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents shares of Class A Common Stock issuable upon the settlement of restricted equity units originally granted under the Plan and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

3,185,754 Shares of Class A Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 3,185,754 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) of Beneficient, a Nevada corporation (the “Company”), successor by way of statutory conversion to The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG”). This Reoffer Prospectus covers shares of Class A Common Stock issuable upon the settlement of restricted equity units previously granted to the Selling Stockholders by BCG under The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Plan”). We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon the settlement of the restricted equity units relating to the shares of Class A Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices, varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell any, all, or none of the shares and we do not know when or in what amounts the Selling Stockholders may sell their shares under this Reoffer Prospectus. The prices at which any of the shares may be sold, and the commissions, if any, paid in connection with any such sales, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Stockholders may sell their shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us. The Selling Stockholders are “affiliates” of Beneficient (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Class A Common Stock covered by this Reoffer Prospectus will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Class A Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have applied for listing of our Class A Common Stock on the Nasdaq Global Select Market under the symbol “BENF”, and we anticipate that trading will begin upon closing of the Business Combination. No assurance can be given that our Class A Common Stock will trade on the Nasdaq Global Select Market. We have also applied for listing of our Warrants on the Nasdaq Capital Market under the symbol “BENFW”, and we anticipate that trading will begin upon closing of the Business Combination. No assurance can be given that our Warrants will trade on the Nasdaq Capital Market.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risk. Additionally, for purposes of the corporate governance rules of NASDAQ, we are a “controlled company” and may take advantage of certain exemptions to NASDAQ’s corporate governance requirements. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is June 7, 2023.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Reoffer Prospectus, the terms “Beneficient,” “the Company,” “the Registrant,” “we,” “our” and “us” refer to Beneficient, a Nevada corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the securities offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with Commission rules and regulations. For further information with respect to the Company and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this Reoffer Prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements.

We will file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We will also make these documents available on our website at https://www.trustben.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, and can be reached by telephone at (214) 445-4700.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)

The prospectus dated May 12, 2023, filed by BCG with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, originally filed with the Commission on December 9, 2022, as amended.

(2)

The description of the Registrant’s securities, which is contained in the Registrant’s Registration Statement on Form 8-A, originally filed by the Registrant with the Commission on June 7, 2023, including any amendments or supplements thereto.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents, except as to any portion of the respective filing that are furnished, rather than filed, under Items 2.02 or 7.01 or of Current Reports on Form 8-K (including exhibits related thereto).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Reoffer Prospectus. Prospective investors may obtain documents incorporated by reference in this Reoffer Prospectus by requesting them in writing or by telephone from us at our executive offices at:

325 N. Saint Paul St., Suite 4850

Dallas, Texas 75201

Telephone: (214) 445-4700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this Reoffer Prospectus are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained or incorporated by reference in this Reoffer Prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause such differences include, but are not limited to:

•	we do not have a significant operating history or an established customer base;

•	the due diligence process that we undertake in connection with any liquidity transaction may or may not reveal all facts that may be relevant in connection with such liquidity transaction;

•

our fair value estimates of illiquid assets may not accurately estimate prices obtained at the time we enter into any liquidity transaction, and we cannot provide assurance that the values of the alternative assets underlying the liquidity transactions that we report from time to time will be realized;

•	GWG Holdings, Inc. (“GWG”), a significant equity holder of the Company, has filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code;

•	we have completed certain transactions with GWG, including the recent repayment of certain indebtedness with BCG’s common equity;

•	GWG owns a substantial percentage of the Company and continues to have voting power with respect to those matters on which our common stock have the right to vote;

•

the Company is currently involved in legal proceedings and may be a party to additional claims and litigation in the future; our liquidity, profitability and business may be adversely affected by concentrations of assets comprising the collateral;

•	poor performance of our collateral would cause a decline in our revenue, income and cash flow and could adversely affect our ability to raise capital for future liquidity transactions;

•

we have a substantial amount of goodwill and intangible assets which over time may have to be written down as we make the required periodic assessments as to their value as reflected in our financial statements;

•	we are subject to repayment risk in connection with our liquidity transactions;

•	transfer restrictions applicable to alternative assets may prevent us from being able to attract a sufficient number of customers to achieve our business goals;

•

our liquidity, profitability and business may be adversely affected by an inability to access, or ability to access only on unfavorable terms, the capital markets. Our operations, products and services may be negatively impacted by changes in economic and market conditions;

•	we have limited experience in operating a broker-dealer to issue securities of our Company, and our entry into this market may not be successful;

•	the interest rates under our loan and other agreements may be impacted by the phase-out of the London Interbank Offered Rate;

•	the COVID-19 pandemic has caused severe disruptions in the U.S. and global economies and may adversely impact our financial condition and results of operations;

•

the loan agreement with HCLP Nominees, L.L.C. (“HCLP”) is collateralized by substantially all of the personal property assets, including their interests in loans (other than the ExAlt participation loans) of Beneficient Company Holdings, LP (“BCH”) and certain other subsidiary guarantors originated by certain of the funding trusts, and certain of the custody trusts have pledged to HCLP substantially all of their personal property assets, including their equity interests in underlying investment funds;

•	Beneficient’s only cash-generating assets are its indirect interests in BCH, and the Company’s cash flow is dependent on the ability of BCH to make distributions;

•	shares of Class A Common Stock and Beneficient’s Series A convertible preferred stock, par value $0.001 (the “Series A Preferred”), are structurally subordinated to interests in BCH;

•	a determination that we are an unregistered investment company would have serious adverse consequences;

•	we are or will become subject to comprehensive governmental regulation and supervision; we may incur fines, penalties and other negative consequences from regulatory violations;

•	we may be impacted adversely by claims or litigation, including claims or litigation relating to our fiduciary responsibilities;

•

if we are unable to protect our intellectual property rights, our business could be negatively affected; Beneficient’s board of directors and management have significant control over Beneficient’s business;

•

we may issue additional shares of authorized common stock or preferred stock without stockholder approval, subject to the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and Nevada law, which would dilute existing stockholder interests;

•

the holders of Class B common stock of Beneficient, par value $0.001 (“Class B Common Stock” and together with the Class A Common Stock, the “Beneficient Common Stock”), will have the right to elect a majority of the Beneficient board of directors and the ability to vote with Class A Common Stock in director elections for the remaining directors, with each share of Class B Common Stock having 10 votes per share;

•	the Company may engage in transactions that represent a conflict of interest, with the review of such transactions subject to the Nevada statutory business judgment rule;

•	the inability to maintain the listing of the Company’s Class A Common Stock on Nasdaq; and

•

those factors discussed in the section entitled “Risk Factors” of the prospectus dated May 12, 2023, filed by BCG with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, originally filed with the Commission on December 9, 2022, as amended.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Beneficient presently does not know or that Beneficient currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Beneficient’s expectations, plans or forecasts of future events and views as of the date of this Reoffer Prospectus. Beneficient anticipates that subsequent events and developments will cause Beneficient’s assessments to change. However, while Beneficient may elect to update these forward-looking statements at some point in the future, Beneficient specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Beneficient’s assessments as of any date subsequent to the date of this Reoffer Prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this Reoffer Prospectus.

REOFFER PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Class A Common Stock being offered. This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirely by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement, of which this Reoffer Prospectus forms a part, includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website as described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “Beneficient,” “the Company,” “the Registrant,” “we,” “our,” and “us,” refer to Beneficient and its subsidiaries.

Background

On September 21, 2022, Avalon Acquisition, Inc., a Delaware corporation (“Avalon”), The Beneficient Company Group, L.P. (“BCG”), Beneficient Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of BCG (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and such transactions contemplated therein, collectively, the “Business Combination”). The Business Combination Agreement provides for, among other things, the following transactions: (i) the conversion of BCG from a Delaware limited partnership to a Nevada corporation named “Beneficient” (the “Conversion”); (ii) the merger of Merger Sub I with and into Avalon (the “Avalon Merger”), with Avalon surviving the merger as a wholly-owned subsidiary of Beneficient (the “Avalon Merger Surviving Corporation”); and (iii) within two weeks following the consummation of the Avalon Merger, the merger of the Avalon Merger Surviving Corporation with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of Beneficient. The Registration Statement on Form S-4 pertaining to the Business Combination, originally filed on December 9, 2022, as subsequently amended, was declared effective by the Commission on May 12, 2023. On June 6, 2023, in accordance with the terms of the Business Combination Agreement, BCG completed its conversion from a Delaware limited partnership to a Nevada corporation and changed its name to “Beneficient.”

Company Overview

Beneficient is a technology-enabled financial services holding company that (together with its subsidiaries) provides simple, rapid, and cost-effective liquidity solutions to participants in the alternative asset industry through its end-to-end online platform, AltAccess. Beneficient’s products and services are designed to meet the unmet needs of mid-to-high net worth individual investors, small-to-midsize institutional investors, family offices and fund general partners. Beneficient’s bespoke liquidity solutions for otherwise illiquid alternative asset investments are delivered through proprietary technology and an innovative financing and trust structure.

Corporate Information

Beneficient’s principal executive offices are located at 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201, and its phone number is (214) 445-4700. Beneficient’s website is https://www.trustben.com/. Information found on or accessible though out website is not incorporated by reference into this Reoffer Prospectus and should not be considered part of this Reoffer Prospectus.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 3,185,754 shares of Class A Common Stock issuable upon the settlement of restricted equity units previously granted to the Selling Stockholders under the Plan. Upon the settlement of the restricted equity units relating to the shares of Class A Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, subject to certain vesting provisions and to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Lockup Restrictions

Of the 3,185,754 shares of Class A Common Stock that may be offered or sold by the Selling Stockholders identified in the Reoffer Prospectus, all such shares (the “Lock-Up Shares”) are subject to certain lock-up restrictions pursuant to certain lock-up agreements entered into in connection with the Business Combination. Pursuant to the lock-up agreements, certain executive officers of BCG and directors of the general partner of BCG who became holders of Beneficient Common Stock as a result of the Conversion agreed not to transfer Beneficient Common Stock or securities convertible into Beneficient Common Stock held by such holder for the applicable lock-up period, provided that 250 shares of Beneficient Common Stock shall be free from lock-up for each holder. For such holders, the applicable lock-up period begins as of the closing of the Business Combination (the “Closing”) and ends on the earliest of (x) six (6) months after the date of the Closing, (y) the date after the 150th day following the Closing on which the closing price of Beneficient Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which Beneficient consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Beneficient shareholders having the right to exchange their equity holdings in Beneficient for cash, securities or other property.

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in the prospectus filed by BCG relating to the Registration Statement on Form S-4, as amended (Registration No. 333-268741), filed with the Commission under Rule 424(b) under the Securities Act, on May 12, 2023, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Class A Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

For a description of our securities, see the information set forth under the heading “Description of Securities of Beneficient” in our prospectus dated May 12, 2023, filed by BCG with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, originally filed with the Commission on December 9, 2022, as amended.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of June 7, 2023 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus and their position, office or other material relationship with us; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders as of the Determination Date, and we have not independently verified this information. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Class A Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Class A Common Stock					Class B Common Stock
Selling Stockholder	Shares Beneficially Owned Prior to this Offering(1)		Shares Offered for Resale in this Offering(2)	Shares Beneficially Owned After this Offering(3)	Percentage Beneficially Owned After Resale (1)(4)	Shares Beneficially Owned		Percentage Beneficially Owned
Brad K. Heppner	19,215,949	(5)	1,496,466	17,719,483	9.0%	17,719,483	(19)	92.6%
Peter T. Cangany, Jr.	77,500	(6)	77,500	—	—	—		—
Gregory W. Ezell	169,500	(7)	169,500	—	—	—		—
Richard W. Fisher	1,080,916	(8)	158,750	922,166	*	—		—
Derek L. Fletcher	266,950	(9)	266,950	—	—	—		—
Thomas O. Hicks	1,458,128	(10)	108,750	1,349,378	*	1,322,208	(20)	6.9%
Samuel Hikspoors	92,500	(11)	92,500	—	—	—		—
Emily B. Hill	50,000	(12)	50,000	—	—	—		—
Dennis P. Lockhart	77,500	(13)	77,500	—	—	—		—
Maria S. Rutledge	95,600	(14)	95,600	—	—	—		—
James G. Silk	92,813	(15)	92,813	—	*	—		—
Bruce W. Schnitzer	1,080,916	(16)	158,750	922,166	*	98,761	(21)	*
Jeff Welday	184,613	(17)	184,613	—	—	—		—
Scott Wilson	156,063	(18)	156,063	—	—	—		—

*	Less than one percent
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the Selling Stockholder has voting and dispositive power.

(2)

The number of shares of Class A Common Stock reflects all shares of Class A Common Stock issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(3)

Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted equity units relating to the shares being offered. Includes shares of Class B Common Stock as such shares are convertible into Class A Common Stock on a one-to-one basis.

(4)

Percentages are based on the 180,153,815 shares of Class A Common Stock issued and outstanding as of the Determination Date, which is prior to the closing of the Business Combination and does not include shares of Class A Common Stock to be issued in connection therewith. The percentages do not reflect the impact of any redemptions made in connection with the Closing. As such, these percentages may change materially between the date of this filing and the consummation of the Business Combination.

(5)

Represents (i) 1,496,466 shares of Class A Common Stock issuable to Mr. Heppner upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Heppner serves as our Chief Executive Officer and Chairman of our board of directors and (ii) 17,719,483 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, issuable to Beneficient Holdings Inc. (“BHI”) as a result of the internal recapitalization of BCG as described in Section 2.01 of the Business Combination Agreement (the “Initial Recapitalization”). BHI is an entity held by The Highland Business Holdings Trust of which Mr. Heppner is a beneficiary and a trustee and, in such capacity, has the sole power to vote and direct the disposition of such shares. Therefore, such shares are deemed to be beneficially owned by Mr. Heppner and The Highland Business Holdings Trust. Mr. Hepper previously served as the Chief Executive Officer of BCG and Chairman of the board of directors of Beneficient Management, L.L.C. (“Ben Management”), the former general partner of BCG.

(6)

Represents 77,500 shares of Class A Common Stock issuable to Mr. Cangany upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Cangany serves on our board of directors and previously served on the board of directors of Ben Management.

(7)

Represents 169,500 shares of Class A Common Stock issuable to Mr. Ezell upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Ezell serves as our Chief Financial Officer and previously served as the Chief Financial Officer of BCG.

(8)

Represents (i) 158,750 shares of Class A Common Stock issuable upon settlement of outstanding restricted equity units in connection with the Closing and (ii) 922,166 shares of Class A Common Stock issuable upon the conversion of BCG Class A Units issuable as a result of the Initial Recapitalization. Mr. Fisher serves on our board of directors and previously served on the board of directors of Ben Management.

(9)

Represents 266,950 shares of Class A Common Stock issuable to Mr. Fletcher upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Fletcher serves as President of Beneficient Fiduciary Financial, L.L.C., Chief Fiduciary Officer and on our board of directors and previously served on the board of directors of Ben Management.

(10)

Represents (i) 108,750 shares of Class A Common Stock issuable to Mr. Hicks upon settlement of outstanding restricted equity units in connection with the Closing, (ii) 27,170 shares of Class A Common Stock and (iii)1,322,208 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, issuable to Hicks Holdings Operating, LLC, of which Mr. Hicks is the sole member of Hicks Holdings Operating, LLC and has the power to vote and direct the disposition of such shares, as a result of the Initial Recapitalization. Mr. Hicks serves on our board of directors and previously served on the board of directors of Ben Management.

(11)

Represents 92,500 shares of Class A Common Stock issuable to Mr. Hikspoors upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Hikspoors serves as our Chief Risk Officer and previously served as Chief Risk Officer of BCG.

(12)

Represents 50,000 shares of Class A Common Stock issuable to Ms. Hill upon settlement of outstanding restricted equity units in connection with the Closing. Ms. Hill serves on our board of directors and previously served on the board of directors of Ben Management.

(13)

Represents 77,500 shares of Class A Common Stock issuable to Mr. Lockhart upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Lockhart serves on our board of directors and previously served on the board of directors of Ben Management.

(14)

Represents 95,600 shares of Class A Common Stock issuable to Ms. Rutledge upon settlement of outstanding equity stock units in connection with the Closing. Ms. Rutledge serves as our Chief Technology Officer and previously served as Chief Technology Officer of BCG.

(15)

Represents 92,813 shares of Class A Common Stock issuable upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Silk serves as our Executive Vice President, Chief Legal Officer and on our board of directors and previously served in these roles at BCG and on the board of directors of Ben Management.

(16)

Represents (i) 158,750 shares of Class A Common Stock issuable upon settlement of outstanding restricted equity units in connection with the Closing, (ii) 823,405 shares of Class A Common Stock issuable upon the conversion of BCG Class A Units issuable as a result of the Initial Recapitalization and (iii) 98,761 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, as a result of the Initial Recapitalization. Mr. Schnitzer serves on our board of directors and previously served on the board of directors of Ben Management.

(17)

Represents 184,613 shares of Class A Common Stock issuable to Mr. Welday upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Welday serves as our Global Head of Originations & Distribution and previously served as Global Head of Originations & Distributions at BCG.

(18)

Represents 156,063 shares of Class A Common Stock issuable to Mr. Wilson upon settlement of outstanding restricted equity units in connection with the Closing. Mr. Wilson serves as our Chief Underwriting Officer and previously served as Chief Underwriting Officer at BCG.

(19)

Represents 17,719,483 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, issuable to BHI as a result of the Initial Recapitalization. BHI is an entity held by The Highland Business Holdings Trust of which Mr. Heppner is a beneficiary and a trustee and, in such capacity, has the sole power to vote and direct the disposition of such shares. Therefore, such shares are deemed to be beneficially owned by Mr. Heppner and The Highland Business Holdings Trust.

(20)

Represents 1,322,208 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, issuable to Hicks Holdings Operating, LLC, of which Mr. Hicks is the sole member of Hicks Holdings Operating, LLC and has the power to vote and direct the disposition of such shares, as a result of the Initial Recapitalization.

(21)	Represents 98,761 shares of Class B Common Stock, which are convertible into Class A Common Stock on a 1-for-1 basis, as a result of the Initial Recapitalization.

Certain BCH Non-Controlling Interests

The following table sets forth information regarding the capitalization of BCH, with the equity values in BCH based upon the estimated capital account balances as determined pursuant to Section 704 of the Internal Revenue Code, as of December 31, 2022:

•	on an actual basis;

•	on a pro forma basis giving effect to the Initial Recapitalization and the Conversion; and

•

on a pro forma basis giving effect to the Initial Recapitalization and the Conversion, as adjusted to give effect to the Business Combination (assuming no redemptions or exercises of warrants). These capital account balances are estimated based on a deemed liquidation value of $3,689,099,083 as of December 31, 2022 and assume (1) no change in value from the Business Combination date to liquidation date, (2) no Avalon shareholder redemptions and (3) an assumed conversion price of $10.00 per share of Class A Common Stock.

None of the BCH securities identified in the table below are included in the beneficial ownership table reported above as they are not exchangeable for Class A Common Stock within 60 days of June 7, 2023 due to exchange limitations set forth in the Eighth Amended and Restated Limited Partnership Agreement of BCH (“BCH Partnership Agreement” and the Exchange Agreement by and between the Company, BCH and Beneficient Company Group, L.L.C., each of which will be entered into in connection with the Business Combination.

The following table should be read together with the section titled “Description of Interests of Beneficient Company Group, L.L.C. and Beneficient Company Holdings, L.P.”

	As of December 31, 2022(1)
	Estimated		Pro Forma for the Initial Recapitalization and the Conversion		Pro forma for the Initial Recapitalization and the Conversion, as adjusted for the Business Combination
	Hypothetical Capital Account Balance	Capital Account Balance	Hypothetical Capital Account Balance	Capital Account Balance	Hypothetical Capital Account Balance	Capital Account Balance
BCH Equity Securities:
Class A Units held by Beneficient	—	$611,661,961	—	$1,976,294,334	—	$2,329,358,460
Class S Ordinary Units	—	$68,660,036	—	$68,660,036	—	$87,631,389	(2)
Class S Preferred Units	$1,465,784	$1,263,380	$1,465,784	$1,263,380	$783,243	$580,839	(3)
Preferred Series A Subclass 0	—	$252,796,448	—	$252,796,448	—	$252,796,448
Preferred Series A Subclass 1	$1,091,356,345	$1,007,392,170	$897,496,123	$813,531,947	$897,496,123	$813,531,947
Preferred Series C Subclass 1(4)	$221,971,870	$205,200,000	$221,971,870	$205,200,000	$221,971,870	$205,200,000
Preferred B-2 Unit Accounts(5)	—	$700,517,709	—	—	—	—

Subtotal BCH Equity	$1,314,793,999	$2,847,491,704	$1,120,933,777	$3,317,746,145	$1,108,849,217	$3,689,099,083

(1)

The table is based upon estimated capital account balances as of December 31, 2022 as determined pursuant to Section 704 of the Internal Revenue Code, and such estimates are subject to adjustment. The estimated amounts are based on a deemed liquidation value of $3,689,099,083 and assumes (1) no change in value from the Business Combination date to liquidation date, (2) no PIPE (as defined in the Business Combination Agreement) raise, and (3) no Avalon shareholder redemptions. The capital account balances in the table above do not include the capital account balances associated with the 54,522 Class S Ordinary Units of BCH (“Class S Ordinary Units “) and 63,536 Class S Preferred Units of BCH (“Class S Preferred Units “) issued effective December 31, 2022 as a result of certain allocations to the holders of the FLP-1 Unit Accounts of BCH (“FLP-1 Unit Accounts”) and BCH FLP-2 Unit Accounts of BCH (“BCH FLP-2 Unit Accounts”) which are expected to be canceled upon the determination of the taxable income of BCH for the fiscal year of 2022 pursuant to the terms of the BCH Partnership Agreement.

(2)

Reflects issuance of 1,515,000 BCH Class S Ordinary Units with a capital account balance of $15,150,000 to BHI and the issuance of 1,485,000 BCH Class S Ordinary Units with a capital account balance of $14,850,000 to Beneficient Management Partners, L.P. as a result of an adjustment to the carrying value, or adjusted basis for U.S. federal income tax purposes, of the assets of BCG as a result of the consummation of the Business Combination and subject to the limitations of the compensation policy to be adopted upon the consummation of the Business Combination.

(3)	Capital account balance reduced by an aggregate of $571,245 as a result of the carrying value adjustment that would occur in conjunction with the Business Combination.
(4)

Pursuant to the Series C Unit Purchase Agreement, dated July 15, 2020, between BCG, BCH and GWG, if still outstanding, BCH Preferred Series C Subclass 1 Unit Accounts (the “BCH Preferred C-1 Unit Accounts”) would convert into Class A Common Stock following the Avalon Merger at the lower of (i) the volume- weighted average trading price of Class A Common Stock for the 20 trading days following the closing of the Business Combination and (ii) $12.75 (which, following the Conversion of every four BCG Class A Units (as defined in the Business Combination Agreement) into five Class A Common Stock in the Conversion, would be reduced to $10.20 per share of Class A Common Stock).

(5)

BCG Preferred Series B-2 Unit Accounts (as defined in the Business Combination Agreement) assumed to convert into BCG Common Units (as defined in the Business Combination Agreement) at a 20% discount to an assumed price of $10.00 per share of Class A Common Stock.

PLAN OF DISTRIBUTION

The shares covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholders.

The shares offered under this Reoffer Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on any national securities exchange or quotation service on which our shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	settlement of short sales entered into after the effective date of the registration statement of which this reoffer prospectus forms a part;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The selling stockholder and any broker-dealer participating in the distribution of our Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder,

Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144, when eligible to do so. There is no assurance that the Selling Stockholders will sell all or a portion of the Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of our Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class  A Common Stock.

LEGAL MATTERS

Haynes and Boone, LLP, Dallas, Texas will issue an opinion regarding the legality of securities offered by this Reoffer Prospectus.

EXPERTS

The financial statements of Avalon Acquisition Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Avalon Acquisition Inc. to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The audited consolidated financial statements of The Beneficient Company Group, L.P. and subsidiaries as of March 31, 2022, December 31, 2021 and December 31, 2020, for the three months ended March 31, 2022, and for the years ended December 31, 2021 and December 31, 2020 have been audited by Weaver and Tidwell, L.L.P, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant and BCG with the Commission are incorporated by reference into this Registration Statement:

(a) The prospectus dated May 12, 2023, filed by BCG with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, (excluding the section titled “Summary of Avalon Financial Analysis”) originally filed with the Commission on December 9, 2022, as amended.

(b) The description of the Registrant’s securities, which is contained in the Registrant’s Registration Statement on Form 8-A, originally filed by the Registrant with the Commission on June 7, 2023, including any amendments or supplements thereto.

All documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed herein to be incorporated shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s articles of incorporation and bylaws (the “Bylaws”) require it to indemnify any director, officer, employee or agent of the Registrant who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Nevada law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant is authorized under its Bylaws to purchase and maintain insurance to protect the Registrant and any current or former director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes (the “NRS”).

The Registrant intends to enter into an indemnification agreement with each of its directors and officers. The indemnification agreements will provide that the Registrant will indemnify each indemnitee to the fullest extent permitted by the NRS from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement incurred in connection with defending, investigating or settling any threatened, pending, or completed action, suit or proceeding related to the indemnitee’s service with the Registrant. Additionally, the Registrant will agree to advance to the indemnitee expenses incurred in connection therewith.

The limitation of liability and indemnification provisions in these indemnification agreements and our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in the Registrant’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Articles of Incorporation of Beneficient (filed herewith).

4.2	Bylaws of Beneficient (filed herewith).

4.3	The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.1 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4, filed with the U.S. Securities and Exchange Commission on December 9, 2022).

4.4	First Amendment to The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.2 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4, filed with the U.S. Securities and Exchange Commission on December 9, 2022).

4.5	Form of Restricted Equity Unit under The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.11.3 to The Beneficient Company Group, L.P.’s Registration Statement on Form S-4, filed with the U.S. Securities and Exchange Commission on December 9, 2022).

5.1	Opinion of Haynes and Boone, LLP (filed herewith).

23.1	Consent of WithumSmith+Brown, PC, independent registered accounting firm for Avalon Acquisition Inc. (filed herewith).

23.2	Consent of Weaver & Tidwell LLP, independent registered accounting firm for Beneficient (filed herewith).

23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

107.1	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 7th day of June, 2023.

BENEFICIENT

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad K. Heppner
Brad K. Heppner	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 7, 2023

/s/ Gregory W. Ezell
Gregory W. Ezell	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2023

/s/ Peter T. Cangany, Jr.
Peter T. Cangany, Jr.	Director	June 7, 2023

/s/ Richard W. Fisher
Richard W. Fisher	Director	June 7, 2023

/s/ Derek L. Fletcher
Derek L. Fletcher	Chief Fiduciary Officer and Director	June 7, 2023

/s/ Thomas O. Hicks
Thomas O. Hicks	Director	June 7, 2023

/s/ Emily B. Hill
Emily B. Hill	Director	June 7, 2023

/s/ Dennis P. Lockhart
Dennis P. Lockhart	Director	June 7, 2023

/s/ Bruce W. Schnitzer
Bruce W. Schnitzer	Director	June 7, 2023

/s/ James G. Silk
James G. Silk	Executive Vice President, Chief Legal Officer and Director	June 7, 2023